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                                                                   EXHIBIT 4.1




                        HAWTHORNE FINANCIAL CORPORATION

                           EMPLOYEE STOCK OPTION PLAN



1. Purpose. This Employee Stock Option Plan (the "Plan") is intended to promote the long-term financial interests of Hawthorne Financial Corporation (the "Company") and its stockholders by (i) providing a means of offering non-cash incentive compensation to selected employees of the Company and to reward such employees for their contribution to the Company's success, (ii) attracting and encouraging long-term service by key employees possessing outstanding abilities,
         (iii) providing employees with additional incentives as determined from time to time by the Board of Directors of the Company or the Committee charged with the administration of this Plan, and (iv) furthering the identity of interests of such key employees with those of the Company's stockholders through providing opportunities for increased stock ownership and awards based on corporate performance. This Plan is intended to be used to grant Options solely to those employees who are not "officers", "directors" or the holders of 10% or more of the Company's outstanding common stock, in each case as determined for purposes of Section 16 of the Exchange Act and the regulations thereunder.

2. Definitions. As used in this Plan, the following terms shall have the following indicated meanings:

         (a) "Affiliate" means any "subsidiary corporation" or "parent corporation" as such terms are defined in Section 424 of the Code.

         (b) "Association" means the Company's wholly-owned subsidiary, Hawthorne Savings, F.S.B.

         (c)     "Board" means the Board of Directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

         (e) "Committee" means the committee appointed by the Board to administer this Plan.

         (f) "Common Stock" means the Common Stock, par value $1.00 per share, of the Company.






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         (g)     "Company" means Hawthorne Financial Corporation.

         (h) "Date of Grant" means the date upon which an Option is awarded.

         (i) "Exchange Act" means the Securities and Exchange Act of 1934, as the same may be amended from time to time.

         (j) "Fair Market Value", unless otherwise determined by the Committee in good faith, means with respect to a share of Common Stock as of any given date (i) the weighted average of the closing sale prices of a share of Common Stock as reported on the national securities exchange or transaction reporting system on or through which actual sale prices are regularly reported for the Common Stock as reported for the ten most recent trading days preceding the Date of Grant; or (ii) if the Common Stock is not traded on a national securities exchange or transaction reporting system on or through which actual sale prices are reported, the weighted average of the mean of the closing bid and asked prices of a share of Common Stock, in either case as reported for the ten most recent trading days preceding the date the determination is made.

         (k) "Option" means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock.

         (l) "Option Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of an Option granted to such Participant.

         (m) "Participant" means an employee of the Company, of the Association or of an Affiliate of either of them who satisfies the requirements of Section 4 and is selected by the Committee to receive an Option.

         (n) "Plan" means the Hawthorne Financial Corporation Employee Stock Option Plan set forth herein.

         (o) "SEC" means the Securities and Exchange Commission or any successor agency.

3. Administration. Except as otherwise provided in this Section 3, this Plan shall be administered by the Committee. The Committee shall have authority to grant Options upon such terms as the Committee may consider appropriate and are not inconsistent with the provisions of this Plan. Such terms may include conditions, in addition to those contained in this Plan, on the exercisability of all or any part of an Option.



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         Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Option Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Option Agreement or Option award.
         All expenses of administering this Plan shall be borne by the Company.

         The Committee, in its discretion, may delegate to one or more officers of the Company or the Association, all or part of the Committee's authority and duties with respect to Participants under this Plan. In the event of such delegation, and as to matters encompassed by the delegation, references in this Plan to the Committee shall be interpreted as a reference to the Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of this Plan.

1. Eligibility. Any employee of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) who is not an "officer", "director", or beneficial owner of more than 10% of any class of outstanding shares of the Company, in each of the foregoing cases as determined for purposes of Section 16 of the Exchange Act and the regulations of the SEC thereunder, is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company, the Association or an Affiliate. Any such employee may be granted one or more Options.

2. Stock Subject to Plan. The shares of Common Stock available for issuance pursuant to Options granted pursuant to this Plan shall be determined in accordance with the following:

         (a) Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), authorized but unissued shares of Common Stock or issued shares of Common Stock that have been reacquired by the Company.






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         (b)     The maximum aggregate number of shares of Common Stock with respect to which Options may be granted under this Plan and which may be issued pursuant to the exercise thereof shall be 200,000 shares, subject to increases and adjustments as provided in Section 8.

         (c) Shares related to Options that expire unexercised or are forfeited, surrendered, terminated, cancelled or settled in cash in lieu of the issuance of shares of Common Stock shall again be available for additional awards under this Plan, except for shares of Common Stock withheld or surrendered to satisfy tax withholding obligations.

3.       Stock Option Grants; Option Price; Term.

         (a) The Committee will designate individuals to whom Options are to be granted and will specify the number of shares of Common Stock subject to each Option and the additional terms thereof. All Options granted under this Plan shall be evidenced by Option Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt. The Committee may provide that Options granted under this Plan shall become exercisable in one or more installments or upon such other conditions as it shall deem appropriate.

         (b) The exercise price per share for Common Stock purchased on the exercise of an Option shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

         (c) The maximum period in which an Option may be exercised is ten years from the Date of Grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

4.       Exercise of Options.

         (a) An Option may be exercised, as to all or any portion of the shares of Common Stock as to which the Option is then exercisable, by giving written notice to the Secretary of the Company prior to the close of business on the date on which the Option expires; provided, however, that an Option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price for such shares (and, if required by the Committee, any applicable withholding taxes) in such form and manner as the Committee may from time to time approve.






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         (b)     In the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment. Unless provided otherwise by the Committee, a Participant's Options shall expire on the Participant's termination of employment, subject to the following:

                 (i) If the Participant terminates employment with the Company and its Affiliates on account of retirement at or after attaining age 55, the Participant's Options may be exercised, to the extent then vested, for a period of three months following such termination, but not later than the Options' expiration date.

                 (ii) If the Participant terminates employment with the Company and its Affiliates by reason of death, any Options which the Participant was entitled to exercise on the date of his death shall be exercisable by the person or persons to whom that right passes by will or by the laws of descent and distribution for a period of twelve months after the date of death, but not later than the Option's expiration date.

         (c) The Company shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state tax laws to be withheld with respect to the grant, exercise or surrender of an Option, including any withholding required in order for the Company to obtain a tax deduction as a consequence of such grant, exercise or surrender. Such amounts may be deducted or withheld, at the Company's discretion, from shares issuable or amounts payable in respect of an Option or from any other payments, including regular compensation, to be made by the Company to the Participant.
                 If Common Stock is used to satisfy any such tax withholding requirement, such Common Stock shall be valued based on its Fair Market Value as of the date it is withheld.

         (d) Section 7(a) to the contrary notwithstanding, if an Option Agreement so provides, the Company shall lend the Participant such amount as shall be permitted under applicable law, up to 100% of the exercise price of the shares to be acquired on exercise of the Option to which the Option Agreement relates, for the purpose of enabling the Participant to exercise the Option, with the principal amount of such loan to be repayable in not more than three annual installments; provided, that the terms of any such loan, including the amount and maturity thereof shall conform to any applicable requirements of the






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                 regulations of the Board of Governors of the Federal Reserve
                 System relating to margin credit and to any other applicable laws and regulations.

                 The Participant shall pay interest on the unpaid principal balance of any such loan at the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares of Common Stock acquired with cash borrowed from the Company shall be pledged to the Company as security for the repayment thereof In the discretion of the Committee, shares of Common Stock may be released from such pledge proportionately as payments of the note (together with interest) are made, provided that the release of such shares complies with the then applicable regulations of the Federal Reserve System relating to securities credit transactions. While shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and the Participant shall have the right to vote such shares and to receive all dividends thereon.

1. Adjustment Upon Change In Common Stock. The maximum number of shares of Common Stock which are reserved for issuance under this Plan shall be proportionately adjusted, and the terms of outstanding Options shall be adjusted, to such extent as the Committee shall determine to be equitably required to preserve the value of benefits awarded or to be awarded to Participants under this Plan, in the event that (a) the Company (i) effects one or more stock dividends, split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) the Company issues shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon merger, reorganization, conversion of shares or obligations of the Company convertible into such shares or other securities or (c) there occurs any other event which, in the judgment of the Committee, necessitates such action.
         Any determination made by the Committee under this Section 8 shall be final and conclusive.

2. Adjustment Upon Change in Control. Upon the effective date of the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of substantially all of the assets or shares of the Company to another corporation (any such transaction being referred to herein as a "Terminating Event"), this Plan and any Option granted hereunder shall terminate unless provision is made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of Options theretofore granted hereunder, or the substitution for such Options of new options issued by the successor






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         corporation, or the parent corporation thereof, with such appropriate adjustments as may be determined or approved by the Committee or its successor, in which event this Plan and the Options theretofore granted or substituted therefor, shall continue in the manner and on the terms so provided. Upon the occurrence of a Terminating Event in which provision is not made for the continuance of this Plan and for the assumption of Options theretofore granted or the substitution for such Options of new options issued by the successor corporation or the parent corporation thereof, (i) each Participant to whom an Option has been granted under this Plan shall be entitled to exercise, in whole or in part, such Participant's rights under any such Option without regard to any restrictions on exercise that would otherwise apply, effective as of the effective date of the Terminating Event, and (ii) in the event a Participant shall not, prior to the effective date of such a Terminating Event, fully exercise an Option granted under this Plan, such Option, to the extent not previously exercised, shall be deemed surrendered by the Participant as of the effective date of the Terminating Event and such Participant shall receive in exchange therefor a cash payment equal to the difference, if a positive amount, between the Fair Market Value as of the effective date of the Terminating Event of the shares of stock then subject to the Option and the aggregate exercise price therefor. To the extent that a Participant has the right to exercise, surrender or receive payment under any Option solely on account of a Terminating Event, such exercise, surrender or payment shall be contingent upon the consummation of such Terminating Event.

         Upon a "change in control" of the Company, Participants shall, unless the Committee otherwise determines at the time of grant have the right notwithstanding any restrictions that would otherwise apply, to exercise any Option theretofore granted to such Participant. To the extent a Participant has the right to exercise an Option solely on account of a change in control, such right to exercise shall be contingent upon the consummation of such change in control. Unless otherwise defined by the Committee in Option Agreements relating to particular Options a "change in control" shall be deemed to have occurred if: (i) any "person" (as such term as used in Sections 13(d) and 14(d) of the Exchange Act and the regulations of the SEC thereunder, each as in effect on the effective date of this Plan, and including any such persons that may be deemed to be acting in concert with respect to the Company or the acquisition, ownership or voting of Company securities) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, each as in effect on the effective date of this Plan) of outstanding securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any one-year period after the date hereof, the composition of the Board of the Company is changed such that persons who were Directors of the Company at the beginning of such period, or persons nominated or elected by a majority of such persons, do not continue to






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         comprise a majority of the members of the Board of the Company; or
         (iii) any other event, transaction or series of events or transactions occurs as a result of which any person may be deemed to "acquire control" of the Company (as such terms are defined in the regulations of the Office of Thrift Supervision set forth at 12 C.F.R. Part 574, as in effect on the effective date of this Plan).

1. Compliance With Law and Approval of Regulatory Bodies. No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan other than in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

2.       General Provisions.

         (a) Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company, the Association or an Affiliate or in any way affect any right or power of the Company, the Association or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

         (b) No award to a Participant under this Plan shall create any rights in such Participant as a shareholder of the Company until shares of Common Stock are registered in the name of the Participant.

         (c) Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         (d) During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by such Participant. Options granted under this Plan






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                 shall not be nontransferable, other than by will or the laws of descent and distribution. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

3. Amendment. The Board may, at any time and in any manner, amend, suspend or terminate this Plan or any award outstanding under this Plan; provided, however, that no such amendment or discontinuance shall: (i) be made without shareholder approval if and to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted; or (ii) alter or impair the rights of Participants with respect to awards previously made under this Plan without the consent of the holder thereof.

4. Duration of Plan. No Option may be granted under this Plan more than ten years after the date that this Plan is adopted by the Board. Options granted before that date shall remain valid in accordance with their terms.

5. Effective Date of Plan. Options may be granted under this Plan on or after the date as of which it is adopted by the Board.






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